                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of IFX Corporation for the registration of 208,405 shares of its common stock and to the incorporation by reference therein of our report dated September 22, 2000 with respect to the consolidated financial statements and schedule of IFX Corporation included in its Annual Report (Form 10-K) for the years ended June 30, 2000 and 1999, filed with the Securities and Exchange Commission.

                                    /s/ ERNST & YOUNG LLP

Miami, Florida
October 20, 2000